                                                                    EXHIBIT 10.7


                                    AGREEMENT


                  THIS AGREEMENT ("Agreement") dated as of January 25, 2001, by and among KMART CORPORATION, a Michigan corporation ("Kmart"), having an address at 3100 West Big Beaver Road, Troy, Michigan 48084, BORDERS GROUP, INC., a Michigan corporation ("BGI"), and BORDERS, INC., a Colorado corporation ("Borders"), each of BGI and Borders having an address at 100 Phoenix Drive, Ann Arbor, Michigan 48108.

                  A. Borders is a wholly-owned subsidiary of BGI.

                  B. Prior to the date hereof, Borders entered into certain leases, as tenant, with various landlords, which leases are described on Schedule "1", Schedule "2" and Schedule "3" attached hereto and incorporated herein by this reference (the "Leases"), for certain real properties described in the Leases and referenced by street address on said Schedules "1", "2" and "3".

                  C. Prior to the date hereof, Kmart executed certain lease guaranty agreements pursuant to which Kmart guaranteed certain obligations of Borders under the Leases (the "Guaranties").

                  D. Prior to the date hereof, Kmart, Borders and BGI entered into that certain Lease Guaranty, Indemnification and Reimbursement Agreement, dated May 24, 1995 (the "LGIRA"), whereby Borders and BGI agreed, among other things, to indemnify Kmart in connection with the obligations of Borders under the Leases and to accept certain financial and other covenants in favor of Kmart.

                  E. Borders and BGI have requested that Kmart waive certain requirements of Borders and BGI under the LGIRA in consideration of the agreement of BGI and Borders to cause Kmart to be released from certain of the Guaranties, and Kmart desires to satisfy such request, subject to and in accordance with the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Kmart, BGI and Borders agree as follows:

         1. Release of Kmart from Obligations under the Leases and Related Guaranties.

                  1.1 Group A Leases. As soon as practicable after the date hereof but in no event later than April 15, 2001, BGI shall cause Ernst & Young LLP (or another national accounting firm) to prepare audited financial statements (the "Financial Statements") for Walden Book Company, Inc., a wholly-owned subsidiary of BGI ("Walden"), as of the end of Walden's current fiscal year. If the Financial Statements confirm that Walden has a tangible net worth in excess of $250 million, then (i) Borders shall promptly, after receipt of the Financial Statements, assign the Leases described on Schedule "1" attached hereto and incorporated herein by this reference (the "Group A Leases") to Walden, and Walden shall assume the Group A Leases pursuant to an Assignment and Assumption Agreement with respect to each Group A Lease in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Assignment Agreement"), and (ii) Walden shall send to the landlords under the Group A Leases the Financial Statements, the Assignment Agreements and the other documentation set forth in Exhibit B; provided, however, that the foregoing requirements set forth in clauses (i) and (ii) shall not apply to any Group A Lease as to which, subsequent to the date hereof, the applicable Kmart Guaranty shall have previously been released; and, provided further, that, notwithstanding the foregoing, in the case of the Group A Lease for the premises in Aventura, Florida (Reference No. 83 on Schedule "1" hereto), in lieu of taking the actions referenced in clauses (i) and (ii) of this sentence, BGI shall guarantee to the applicable ground lessor the obligations of the ground lessee under the underlying ground lease and shall provide such ground lessor evidence that BGI's net worth exceeds $250 million and notice that BGI's replacement guaranty has caused the termination of the applicable Guaranty from Kmart. If the Financial Statements do not confirm that Walden has a net worth in excess of $250 million, then this Agreement shall terminate and be of no further force or effect, except with respect to the obligations of BGI and Borders pursuant to Section 3 hereof.

                  1.2 Group B Leases. Commencing upon BGI's delivery of the Financial Statements to Kmart pursuant to Section 1.1 to confirm that Walden's tangible net worth exceeds $250 million, except to the extent the applicable Guaranty shall have previously been released subsequent to the date hereof, BGI and Borders shall use their reasonable best efforts (without the payment of money other than for their own overhead and for the fees of their own counsel, advisors, representatives and other third party service providers representing BGI or Borders, and without being required to take any action other than as described in the following clauses (i), (ii), (iii) and (iv)) to cause Kmart to be fully, absolutely and unconditionally released from any and all obligations and liabilities under the Leases described on Schedule "2" attached hereto and incorporated herein by this reference (the "Group B Leases") and the related Guaranties by (i) offering in writing (each such offer, a "BGI Guaranty Offer") to each landlord under the Group B Leases, as a substitute for the applicable Kmart Guaranty and in exchange for such landlord's release of Kmart as aforesaid, a guaranty from BGI of the obligations of Borders under such landlord's Group B Lease, (ii) responding diligently to requests for information (including, without limitation, financial statements of BGI) and other queries by landlords under the Group B Leases in connection with the BGI Guaranty Offer,
(iii) negotiating in good faith the terms of any guaranty to be issued by BGI, and (iv) keeping Kmart apprised as to the progress of their efforts under this
Section 1.2 and seeking to effect and evidence any releases obtained pursuant to this Section 1.2 with documentation in form and substance acceptable to Kmart in Kmart's sole and absolute discretion.

                  1.3 Group C Leases. Each of BGI and Borders represents and warrants that Kmart has been fully, absolutely and unconditionally released from any and all obligations and liabilities under the Leases described on Schedule "3" attached hereto and incorporated herein by this reference (the "Group C Leases") and the related Guaranties pursuant to notices referenced in Schedule "4".

                  1.4 Continuing Obligation. The rights and obligations of the parties set forth in Sections 1.1 and 1.2 shall survive the effective date of the Amendment (as defined below), if any, and shall continue until Kmart has been fully, absolutely and unconditionally released from any and all obligations and liabilities under the Leases and the related Guaranties.

         2. Amendment of LGIRA.

                  2.1 Conditions. BGI, Borders and Kmart have executed an amendment to the LGIRA in the form of Exhibit C attached hereto and incorporated herein by this reference (the "Amendment"), which Amendment has been delivered to Skadden, Arps, Slate, Meagher & Flom ("Escrow Agent") to be held in escrow pending satisfaction of the following conditions (the "Conditions"):

                      (a) BGI shall have delivered the Financial Statements to Kmart and the Financial Statements shall disclose that Walden's tangible net worth exceeds $250 million;

                      (b) The Assignment Agreement shall have been executed by Borders and Walden, to the extent required under
                           Section 1.1 hereof;

                      (c) Borders shall have sent to each landlord under the Group A Leases a copy of the Financial Statements, the applicable Assignment Agreement and the other documentation (if any) set forth in Exhibit B, in accordance with the provisions of Section 1.1 (or, in the case of the Group A Lease for the Aventura, Florida premises, the other documentation required under Section 1.1 above);

                      (d) BGI and Borders shall have sent a BGI Guaranty Offer to each landlord under the Group B Leases as required under Section 1.2; and

                      (e) During the 120 day period following satisfaction of the Condition set forth in clause (c) above (the "Objection Period"), Objection Notices (as defined below) shall have been received by the parties hereto (and shall not have been withdrawn by the applicable landlords) in respect of no more that seven Group A Leases; provided, however, that if Objection Notices shall have been received by any of the parties hereto (and not withdrawn) during the Objection Period in respect of more that seven Group A Leases but any one or more of such Objection Notices shall have been withdrawn in writing within 95 days following the end of the Objection Period such that there shall be seven or fewer Group A Leases in respect of which Objection Notices are outstanding, then the Condition set forth in this clause (e) shall be deemed to have been satisfied as of the date following the Objection Period on which there are seven or fewer Group A Leases in respect of which Objection Notices are outstanding. The term "Objection Notice" shall mean, collectively, one or more notices from a landlord under a Group A Lease which are received by any of the parties hereto during the

                           Objection Period and which contest the termination of the Guaranty applicable to such landlord's Group A Lease.

If any of the parties hereto shall receive an Objection Notice it shall promptly provide written notice thereof (including a copy thereof) to the other parties hereto and to Escrow Agent. The parties hereto and Escrow Agent have executed a separate agreement of even date herewith to evidence the agreement of Escrow Agent to hold the Amendment in trust in accordance with the terms hereof and to release the Amendment to Kmart and BGI upon receipt of notice from BGI or Kmart certifying that the Conditions have been satisfied. The Amendment shall not be effective until it is released by Escrow Agent, and Escrow Agent is hereby directed to date the Amendment (by filling in the date in the first paragraph thereof) as of the date of its release from escrow (the "Effective Date").

                  2.2 Alternative Arrangement. If the Conditions shall have been satisfied but Objection Notices in respect of more than three Group A Leases shall have been received by any of the parties hereto prior to the Effective Date, then (x) Borders and BGI shall exercise their reasonable best efforts (without the payment of money other than for their own overhead and for the fees of their own counsel, advisors, representatives and other third party service providers representing BGI or Borders) to cause each landlord who issued an Objection Notice to withdraw its Objection Notice by offering to provide such landlord a guaranty from BGI of the tenant's obligations under such landlord's Group A Lease and by taking such other actions as Borders or BGI shall determine in their sole discretion to be appropriate, and (y) if, despite such efforts described in clause (x), there shall remain more than three Group A Leases in respect of which Objection Notices are outstanding on the date which is 90 days after the Effective Date, then BGI or Borders shall provide Kmart an Acceptable Letter of Credit (as defined below) as security for the obligation of Borders and BGI under Section 2 of the LGIRA to indemnify Kmart for any payments Kmart makes under any of the Guaranties. An "Acceptable Letter of Credit" shall be a letter of credit which: (i) is issued by a national bank; (ii) has a face amount equal to the lesser of (A) $3 million and (B) the product of (x) Six Hundred Seven Thousand Four Hundred Thirty-Five Dollars ($607,435) multiplied by (y) the number of Group A Leases in excess of three in respect of which Objection Notices remain outstanding at the expiration of the aforesaid 90 day period commencing on the Effective Date; (iii) shall be renewed annually for five years following the Effective Date; and (iv) is otherwise in form and substance reasonably acceptable to Kmart.

         3. Payment of Legal Fees. BGI and Borders shall reimburse Kmart from time to time for legal fees and costs incurred by Kmart in connection with this Agreement, including legal fees and costs relating to: (i) review of the Guaranties for termination rights, (ii) negotiation and drafting of this Agreement and the Amendment, (iii) review of documentation effecting and evidencing the release of Kmart from any and all obligations and liabilities under the Leases and related Guaranties, and (iv) enforcement of the parties' respective rights and obligations under this Agreement; provided, however, that in no event shall BGI or Borders be required to reimburse Kmart more than Fifty-Eight Thousand Dollars ($58,000) for legal fees and costs incurred pursuant to subsections (i), (ii) and (iii) of this Section 3. There shall be no such cap with respect to fees and costs incurred by Kmart pursuant to subsection
(iv) hereof. The obligations of the parties set forth in this Section 3 shall survive termination of this Agreement pursuant to Sections 1.1 or 4.10 hereof, with respect to fees and costs incurred pursuant to subsections (i), (ii) and
(iii)
prior to the termination of the Agreement, and with respect to fees and costs incurred pursuant to subsection (iv), whenever incurred.

         4. Miscellaneous.

                  4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) Business Days after sent by registered or certified mail (postage prepaid, return receipt requested). Notices shall be addressed as follows:

To Kmart:                  Kmart Corporation
                           3100 West Big Beaver Road
                           Troy, Michigan  48084-33163
                           Attention:   General Counsel
                           Facsimile:   (248) 643-1054
                                        Treasurer
                           Facsimile:   (248) 643-5398

With a copy to:            Skadden, Arps, Slate,
                           Meagher & Flom (Illinois)
                           333 West Wacker Drive
                           Chicago, Illinois  60606
                           Attention:   John Wm. Butler, Jr., Esq.
                                        Marian P. Wexler, Esq.
                           Facsimile:   (312) 407-0411

To BGI or Borders:         Borders Group, Inc.
                           100 Phoenix Drive
                           Ann Arbor, Michigan  48108
                           Attention:   General Counsel
                           Facsimile:   (734) 477-1285

With a copy to:            Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:   Richard D. Katcher, Esq.
                                        Robin Panovka, Esq.
                           Facsimile:   (212) 403-2000

Any party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against any person or entity until such person or entity shall have actually received it.

                  4.2 Final Agreement. This Agreement contains the final and entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date hereof. No reference shall be made to any draft of this Agreement for purposes of interpretation or resolution of ambiguity or otherwise.

                  4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  4.4 Unenforceability. If any provision hereof shall be held to be unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision hereof.

                  4.5 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns; provided, however, that in no event shall any party to this Agreement assign or transfer any of its right, title or interest in or to this Agreement without the written consent of the other parties to this Agreement, which consent may be withheld in the sole and absolute discretion of such parties.

                  4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

                  4.7 Further Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, to make effective the transactions contemplated by this Agreement. If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to make effective the transactions contemplated hereby.

                  4.8 Interpretation. The term "including" (and with correlative "include") shall mean including without limiting the generality of any description preceding such term.

                  4.9 Amendment. This Agreement may be amended only by a written instrument duly executed by a duly authorized officer of each of the parties hereto.

                  4.10 Termination. If this Agreement shall be terminated pursuant to Sections 1.1 or if the Condition set forth in Section 2.1(e) hereof shall not have been satisfied by the first anniversary of the date of the satisfaction of the Condition set forth in Section 2.1(c), then Escrow Agent shall promptly destroy the Amendment and this Agreement (including Section 1.4 hereof) shall terminate as of such date and the parties shall have no further obligation hereunder, except with respect to the obligations of BGI and Borders pursuant to Section 3 hereof.

                  4.11 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

                                          KMART CORPORATION


                                          By:/s/
                                             ---------------------------------
                                             Name:
                                             Title:


                                          BORDERS GROUP, INC.


                                          By:/s/
                                             ---------------------------------
                                             Name:
                                             Title:


                                          BORDERS, INC.


                                          By:/s/
                                             ---------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT "A"


                       ASSIGNMENT AND ASSUMPTION OF LEASE


                  ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") dated as of ____________________, 2001, between BORDERS, INC., a Colorado corporation having an address at 100 Phoenix Drive, Ann Arbor, Michigan 48101 ("Assignor") and WALDEN BOOK COMPANY, INC., a ____________________ corporation having an address at [100 Phoenix Drive, Ann Arbor, Michigan 48108] ("Assignee").

                                   Background

                  Assignor has agreed to assign, and Assignee has agreed to assume, from and after the date hereof, the obligations of the tenant under that certain lease (the "Lease") dated ____________________, between Assignee, as tenant, and ____________________, as landlord, with respect to premises located at ____________________ [, as such lease has been amended by amendment[s] dated ___________________].

                            Assignment and Assumption

                  In consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor and Assignee: (i) Assignor does hereby assign, transfer and set over unto Assignee all of Assignor's right, title and interest in the Lease, and (ii) Assignee does hereby assume the performance of all of the terms, covenants and conditions of the Lease on Assignor's part to be performed thereunder from and after the date hereof and agrees to perform all of the terms, covenants and conditions of the Lease from and after the date hereof, all with the same force and effect as though the Assignee had signed such Lease as the tenant named therein.

                  TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Lease.

                  This Assignment and Assumption of Lease shall inure to the benefit of, and be binding upon, Assignor, Assignee and their respective successors and assigns.

                  IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this instrument as of the day first above written.

                                    ASSIGNOR:

                                    BORDERS, INC.


                                    By:/s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    ASSIGNEE:

                                    WALDEN BOOK COMPANY, INC.


                                    By:/s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT "B"

                              NOTICE OF ASSIGNMENT


[Borders Letterhead]

[Date]

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[Landlord Name and Address]

         Re:      [Describe Lease] (the "LEASE")

Dear [Landlord]:

                  This notice is delivered to advise you that the above-referenced Lease has been assigned by the tenant, Borders, Inc. ("BORDERS"), to Walden Book Company, Inc. ("WALDEN"), an affiliate of Borders, effective on [Effective Date of Assignment] (the "EFFECTIVE DATE"). Copies of the Assignment and Assumption Agreement between Borders and Walden and the audited financial statements for Walden as of the end of its most recent fiscal year are enclosed herewith.

                  As you can see, Walden's financial statements indicate that, as of the end of its fiscal year 2000, it had a net worth in excess of [$250,000,000/FOR #79 and #89 - $200,000,000] [FOR #89 - and has maintained its net worth in excess of $200,000,000 continuously throughout the prior fiscal year]. Therefore, Walden has satisfied the net worth requirements set forth in the Lease Guaranty Agreement dated [Date] between [Landlord] and Kmart Corporation (the "GUARANTY"), and this letter shall constitute notice that the Guaranty is hereby terminated as of the Effective Date.

                  Please address any and all notices and other communications to the tenant under or in connection with the Lease to Walden at the address of the tenant set forth in the Lease or otherwise provided to you pursuant to the terms of the Lease. Thank you in advance for your cooperation.

                                                     Very Truly Yours,

                                                     BORDERS, INC.


                                                     By:/s/
                                                        ------------------------

cc:      Kmart Corporation

                                   EXHIBIT "C"

 FIRST AMENDMENT TO LEASE GUARANTY, INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

                  THIS FIRST AMENDMENT TO LEASE GUARANTY, INDEMNIFICATION AND REIMBURSEMENT AGREEMENT ("Amendment") is made as of the _____ day of ___________, 2000, by and among KMART CORPORATION, a Michigan corporation ("Kmart"), having an address at 3100 West Big Beaver Road, Troy, Michigan 48084, BORDERS GROUP, INC., a Michigan corporation ("BGI"), and BORDERS, INC., a Colorado corporation ("Borders"), each of BGI and Borders having an address at 100 Phoenix Drive, Ann Arbor, Michigan 48108.

                  A. Prior to the date hereof, Kmart, Borders and BGI entered into that certain Lease Guaranty, Indemnification and Reimbursement Agreement, dated May 24, 1995 (the "LGIRA"), whereby Borders and BGI agreed, among other things, to indemnify Kmart in connection with the obligations of Borders under the Leases (as defined in the LGIRA) and to accept certain financial and other covenants in favor of Kmart.

                  B. Prior to the date hereof, Kmart, Borders and BGI entered into that certain Agreement, dated January ___, 2001 (the "Agreement"), whereby Kmart agreed to amend the LGIRA upon the satisfaction of certain conditions set forth in Section 2 of the Agreement.

                  C. The conditions set forth in Section 2 of the Agreement have been satisfied, and thus Kmart, Borders and BGI desire to amend the LGIRA in accordance with the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Kmart, BGI and Borders agree as follows:

         1. Representation of Satisfaction of Conditions. Each of Borders and BGI represent and warrant to Kmart that the conditions set forth in Section 2 of the Agreement have been fully satisfied. Without limiting the foregoing sentence, BGI and Borders are unconditionally and irrevocably committed to continue to take the actions required under Section 1.2 of the Agreement to seek to cause Kmart to be fully, absolutely and unconditionally released from any and all obligations and liabilities relating to the Group B Leases (as defined in the Agreement) and related Guaranties (as defined in the Agreement).

         2.       Amendment of LGIRA. The LGIRA is amended as follows:

                        (a) Sections 5(a) and 5(b) of the LGIRA (other than the
                            definition of the term "Indebtedness") are hereby deleted in their entirety;

                        (b) Clause (ii) of Section 5(c) is hereby deleted in its
                            entirety; and

                        (c) Clause (i) of Section 5(e) is hereby deleted in its
                            entirety.

         3. Prior Agreements/Conflicts. This Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement (other than the Agreement and the LGIRA as modified by this Amendment), arrangement or understanding pertaining to any of such matters shall be effective for any purpose.

         4. LGIRA Ratification. With the sole exception of the matters expressly set forth in this Amendment, each and every one of the terms, conditions, agreements and provisions of the LGIRA shall remain unchanged and in full force and effect, and all of rights and obligations of the parties under the LGIRA are hereby reaffirmed, ratified, and confirmed in their entirety.

         5. Counterparts. This Amendment may be executed in several counterparts and all such counterparts shall constitute one agreement binding on the parties hereto.

         6. Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Amendment.

                     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

                                      KMART CORPORATION


                                      By:/s/
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      BORDERS GROUP, INC.


                                      By:/s/
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      BORDERS, INC.


                                      By:/s/
                                         ---------------------------------------
                                         Name:
                                         Title: